EXHIBIT 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of DIRECTV (Registration No. 333-163226) of (i) our report dated May 20, 2010, appearing in the Annual Report on Form 11-K of the DIRECTV Savings Plus Plan for the year ended November 30, 2009 and (ii) our report dated May 20, 2010, appearing in the Annual Report on Form 11-K of the DIRECTV Thrift & Savings Plan for the year ended November 30, 2009.

 /s/ Crowe Horwath LLP

Oak Brook, Illinois
December 15, 2010